Exhibit 4.1

AVALONBAY COMMUNITIES, INC.
REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of [•] (this “Agreement”), is by and between Lehman Brothers Holdings Inc., a Delaware corporation (“LBHI”) and AvalonBay Communities, Inc., a Maryland corporation (the “Company”).  LBHI and the Company are sometimes referred to herein as the “Parties” and each, a “Party.”

R E C I T A L S

WHEREAS, the Company, ERP Operating Limited Partnership, an Illinois limited partnership, Equity Residential, a Maryland real estate investment trust, LBHI and Archstone Enterprise LP, a Delaware limited partnership have entered into that certain Asset Purchase Agreement, dated as of November [•], 2012 (the “Purchase Agreement”);

WHEREAS, as a result of the initial closing of the Contemplated Transactions (as defined in the Purchase Agreement) (the “Initial Closing”), LBHI beneficially owns, as of the date of this Agreement, [•] AVB Common Shares acquired from the Company as a portion of the consideration received by Sellers (as defined in the Purchase Agreement) in connection with such transactions (the “Shares”);

WHEREAS, the execution and delivery of this Agreement is a condition precedent to the obligations of the Parties to consummate the transactions contemplated by the Purchase Agreement; and

WHEREAS, each of the Parties desires to enter into this Agreement in order to establish registration rights of the LBHI Group with respect to the Shares.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

SECTION 1.  DEFINITIONS

As used in this Agreement, the following terms have the respective meanings set forth below:

“Affiliate” means as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person.  For purposes of this definition, “control” of any Person means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“ATM Program” has the meaning set forth in Section 2(h).

“Automatic Shelf Registration Statement” means an “Automatic Shelf Registration Statement,” as defined in Rule 405 under the Securities Act.

“AVB Common Shares” means the shares of common stock, par value $0.01 per share, of the Company.

“beneficial owner” and words of similar import have the meaning assigned to such terms in Rule 13d-3 under the Exchange Act.

“Black-Out Period” has the meaning set forth in Section 2(l).

“Board of Directors” means the board of directors of the Company.

“Business Day” means each day, other than a Saturday, Sunday or other day on which banks in New York, New York are required by Law to close.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Company” has the meaning set forth in the Preamble.

“Demand Notice” has the meaning set forth in Section 2(b).

“Demand Registration” has the meaning set forth in Section 2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor Law thereto, and the rules and regulations issued pursuant to that statute or any successor Law.

“FINRA” means the Financial Industry Regulatory Authority, Inc., or any successor thereto.

“Governmental Authority” means any government or political subdivision, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any federal, state, local or foreign court, authority, tribunal, department, bureau or commission, in each case having jurisdiction over the applicable matter.

“Indemnified Party” has the meaning set forth in Section 4(c).

“Indemnifying Party” has the meaning set forth in Section 4(c).

“Initial Closing” has the meaning set forth in the Recitals.

“Issuer Free Writing Prospectus” means an “Issuer Free Writing Prospectus,” as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Launch Date” means, with respect to an Underwritten Offering, the commencement of marketing activities or, if no such marketing activities are contemplated, the earliest of (x) the filing of a preliminary Prospectus covering such Underwritten Offering, (y) the public announcement of the Company’s intention to conduct such Underwritten Offering, and (z) the public announcement of the pricing of such Underwritten Offering.

“Law” means, with respect to any Person, any federal, state, county, municipal, local, multinational or foreign statute, treaty, law, common law, ordinance, rule, regulation, code, order, writ, stipulation, injunction, judicial decision, decree, ruling, determination, finding, permit, constitutional provision or other legally binding requirement of any Governmental Authority applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer’s, director’s, employee’s, consultant’s or agent’s activities on behalf of such Person).

“LBHI” has the meaning set forth in the Preamble.

“LBHI Group” means LBHI together with its Subsidiaries and any liquidating trust established pursuant to the Plan that beneficially own Shares, in each case, for so long as LBHI or such Subsidiary or liquidating trust beneficially own any Shares.  When this Agreement requires the LBHI Group to provide notice or give consent, such notice or consent shall be given by LBHI and not by any other LBHI Group Member.  Notice provided to the LBHI pursuant to Section 5(c) shall constitute valid notice to LBHI and each other LBHI Group Member.

“LBHI Group Member” means any member of the LBHI Group.

“Losses” has the meaning set forth in Section 4(a).

“Parties” and “Party” have the meaning set forth in the Preamble.

“Permitted Assignee” has the meaning set forth in Section 5(d).

“Person” means any individual, a corporation (including any non-profit corporation), a limited liability company, a general partnership, a limited partnership, a limited liability partnership, a trust, a venture, a business, a union, a society, an association, a firm, a Governmental Authority or any other entity or organization.

“Piggyback Registration” has the meaning set forth in Section 2(h).

“Plan” shall mean that certain Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors, dated December 6, 2011 and that certain Order Confirming Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors, dated December 6, 2011, [Docket No. 23023].

“Priced Underwritten Offering Requests” has the meaning set forth in Section 2(a)(ii).

“Prospectus” means the prospectus (including any preliminary, final or summary prospectus) included in any Registration Statement, all amendments and supplements to such prospectus and all other material incorporated by reference in such prospectus.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Qualifying Employee Stock” means the rights, options and other securities issued under employee benefit plans of the Company or any predecessor thereof, or otherwise to executives, directors and/or employees in compensation arrangements approved by the Board of Directors or any predecessor thereof, and any securities issued after the date hereof upon exercise of such rights, options and other securities.

“Register,” “Registered” and “Registration” means a registration effected by preparing and (a) filing a Registration Statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such Registration Statement, or (b) filing a Prospectus and/or Prospectus supplement in respect of an appropriate effective Registration Statement.

“Registrable Securities” means all Shares that are beneficially owned by a LBHI Group Member at any time and any AVB Common Shares that may be issued or distributed by way of a share split, recapitalization or reclassification in respect of the Shares; provided, however, that a Share shall cease to be a Registrable Security when (a) it has been effectively Registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (b) it is transferred in compliance with Rule 144 under the Securities Act (but not Rule 144A under the Securities Act) or any successor provision, such that no restrictive legend is required after giving effect to such transfer, or (c) it has ceased to be outstanding.  Notwithstanding anything herein to the contrary, all Shares shall cease to be Registrable Securities upon the Termination Date.

“Registration Expenses” means any and all expenses incurred by the Company and its Subsidiaries in effecting any Registration pursuant to this Agreement, including, all (a) Registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (b) fees and expenses of compliance with any securities or “blue sky” Laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Securities), (c) expenses in connection with the preparation, printing, mailing and delivery of any Registration Statements, Prospectuses, Issuer Free Writing Prospectus and other documents in connection therewith and any amendments or supplements thereto, (d) security engraving and printing expenses, (e) internal expenses of the Company (including, all salaries and expenses of its officers and employees performing legal or accounting duties), (f) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including, the expenses associated with the delivery by independent certified public accountants of any “comfort letters” requested pursuant to the terms hereof), (g) fees and expenses of any special experts retained by the Company in connection with such Registration, (h) fees and expenses in connection with any review by FINRA of any underwriting arrangements or other terms of the offering, and all reasonable fees and expenses of any “qualified independent underwriter,” (i) reasonable fees and disbursements of Underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities and excluding any fees or expenses of counsel to the Underwriters, other than as referred to in clause (b) above, (j) costs of printing and producing any agreements among Underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the

Registrable Securities, (k) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, and (xii) expenses incurred by the Company relating to any analyst or investor presentations or any “road shows” undertaken in connection with the Registration, marketing or selling of the Registrable Securities.  Registration Expenses shall not include, and the Company shall not have any obligation to pay, any out-of-pocket expenses of the LBHI Group or Selling Expenses.

“Registration Statement” means any registration statement of the Company that covers the resale of any Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits, financial information and all other material incorporated by reference in such registration statement.

“Resumption Date” has the meaning set forth in Section 2(a)(iii).

“Securities Act” means the Securities Act of 1933, as amended, or any successor Law thereto, and the rules and regulations issued pursuant to that statute or any successor Law.

“security” and “securities” have the meaning set forth in Section 2(a)(1) of the Securities Act.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and all fees and disbursements of counsel for the LBHI Group, which do not constitute Registration Expenses.

“Shares” has the meaning set forth in the Recitals.

“Shelf Registration Statement” means a “shelf” registration statement of the Company that covers all the Registrable Securities (and may cover other securities of the Company) on Form S-3 and under Rule 415 under the Securities Act or, if the Company is not then eligible to file on Form S-3, on Form S-11 under the Securities Act, or any successor rule that may be adopted by the Commission, including without limitation any such registration statement filed pursuant to Sections 2(a), 2(b) or 2(h), and all amendments and supplements to such “shelf” registration statement, including, post-effective amendments, in each case, including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

“Stand-Down Notice” has the meaning set forth in Section 2(a)(iii).

“Subsidiary” with respect to any Person (including the Company), means any other Person of which the specified Person, either directly or through or together with any other of its Subsidiaries, owns securities or other ownership interests or equity interests having voting power to elect a majority of the board of directors or other governing body or Persons performing similar functions on behalf of such other Person.

“Termination Date” has the meaning set forth in Section 2(o).

“Underwriter” means, with respect any Underwritten Offering, a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities.

“Underwritten Offering” means a public offering of securities Registered under the Securities Act in which an Underwriter participates in the distribution of such securities, including on a firm commitment basis for reoffer and resale to the public, including any such offering that is a “bought deal” or a block trade.

“Underwritten Offering Request” has the meaning set forth in Section 2(a)(ii).

SECTION 2.  REGISTRATION RIGHTS

(a)           Shelf Registration; Underwritten Offering.

(i)            Subject to the provisions of Section 2(l), on or prior to the tenth (10th) day following the Initial Closing, the Company will file a Shelf Registration Statement (which Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Company is then eligible to file an Automatic Shelf Registration Statement) registering for resale the Registrable Securities under the Securities Act.  Until such time as all Registrable Securities cease to be Registrable Securities or the Company is no longer eligible to maintain a Shelf Registration Statement, the Company will keep current and effective such Shelf Registration Statement and file such supplements or amendments to such Shelf Registration Statement (or file a new Shelf Registration Statement (which Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Company is then eligible to file an Automatic Shelf Registration Statement) when such preceding Shelf Registration Statement expires pursuant to the rules of the Commission) as may be necessary or appropriate in order to keep such Shelf Registration Statement continuously effective and useable for the resale of Registrable Securities under the Securities Act.  The Company represents and warrants to LBHI that as of the date of this Agreement, the Company is not an “ineligible issuer” and is a “well known seasoned issuer”, in each case as defined under the Securities Act.

(ii)           Upon the written request of LBHI from time to time (an “Underwritten Offering Request”), the Company will cooperate with the LBHI Group and any Underwriter in effecting an Underwritten Offering pursuant to a Shelf Registration Statement as promptly as reasonably practicable following receipt of such Underwritten Offering Request; provided, however, that (x) LBHI shall not be entitled to make more than two (2) Underwritten Offering Requests that result in priced Underwritten Offerings in any twelve (12) month period (the “Priced Underwritten Offering Requests”); (y) LBHI will be deemed to have requested the removal of any Registrable Securities held by any LBHI Group Member from any Underwritten Offering Request and to have rescinded the Underwritten Offering Request, with the same effects as provided in Section 2(g), automatically if: (I) the Launch Date in respect of such Underwritten Offering has not occurred by the end of the fifth (5th) Business Day after the following conditions have been met: (I-i) the Company has made available to LBHI a Prospectus under an effective Registration Statement naming the designated member or members of the LBHI Group as selling stockholders and the Underwriter(s) and containing such other information as is required under the Securities Act and the rules of the Commission in a form ready for filing, assuming that as of such time (X)  the Company has otherwise complied with its applicable obligations in Section 2(k) and (Y) LBHI has otherwise complied with its obligations in Section 2(m), and (I-ii) the Company has notified LBHI in writing that the Company has complied with the provisions of this clause (I) and that the five (5) Business Day period referenced in this clause (I) is commencing), or (II) the Underwritten Offering has not been priced by the end of the third (3rd) Business Day after the Launch Date, assuming that the Launch Date occurred before the expiration of the five (5) Business Day period referenced in clause (II) above); provided, further, that in the case of both clause (I) and clause (II) above such Underwritten Offering Request shall not be counted as a utilized Underwritten Offering Request for purposes of the limits in this Section 2(a)(ii) (other than clause (z) hereof) and Section 2(g); and (z) LBHI shall not be entitled to make in the aggregate more than four (4) Underwritten Offering Requests, including two (2) Priced Underwritten Offering Requests and two (2) Underwritten Offering Requests that are deemed rescinded or affirmatively rescinded, in any twelve (12) month period (for the avoidance of doubt, if there are two (2) Priced Underwritten Offering Requests in any twelve (12) month period this clause shall not be interpreted as allowing LBHI to make any further Underwritten Offering requests until the expiration of the then current twelve (12) month period).  Each Underwritten Offering Request will specify the number of Registrable Securities proposed by LBHI to be included in such Underwritten Offering, the intended method of distribution and the estimated gross proceeds of such Underwritten Offering, which may not be less than $100 million. LBHI may change the number of Registrable Securities proposed to be offered in any Underwritten Offering at any time prior to the Launch Date of the Underwritten Offering so long as such change would not reduce the estimated gross proceeds of the Underwritten Offering to less than $100 million.

(iii)          The Company will have the right to delay an Underwritten Offering by LBHI following receipt of an Underwritten Offering Request if the Company intends to effect its own Underwritten Offering by giving LBHI written notice of such intent (a “Stand-Down Notice”), whereby the Company’s obligation to cooperate with the LBHI Group and any Underwriter in effecting an Underwritten Offering pursuant to Section 2(a)(ii) shall be suspended until the later of the Resumption Date or the date of expiration of any “lock-up” agreement required to be entered into by LBHI pursuant to Section 3(b) with respect to the Company’s Underwritten Offering; provided, however, that (w) the Company will not be entitled to give a Stand-Down Notice until after the first (1st) anniversary of the Initial Closing; (x) the Company will not be entitled to deliver a Stand-Down Notice in respect of an Underwritten Offering Request later than 5 p.m. New York time on the next Business Day following receipt of such Underwritten Offering Request; (y) the Company will not be entitled to more than one (1) Stand-Down Notice in any twelve (12) month period; and (z) the Company will be deemed to have rescinded the Stand-Down Notice automatically, whereby the Company’s obligation to cooperate with the LBHI Group and any Underwriter in effecting an Underwritten Offering pursuant to Section 2(a)(ii) shall resume, if (I) the Launch Date in respect of the Company’s Underwritten Offering has not occurred by the end of the seventh (7th) Business Day after the date of the Underwritten Offering Request or (II) the Company’s Underwritten Offering has not been priced by the end of the third (3rd) Business Day after the Launch Date (the date following automatic rescission of a Stand-Down Notice pursuant to either clause (I) and clause (II) above, a “Resumption Date”).  LBHI acknowledges and agrees that the receipt of any Stand-Down Notice may constitute material non-public information regarding the Company and shall keep the existence and contents of any Stand-Down Notice confidential.  Notwithstanding anything to the contrary contained herein, if LBHI determines to rescind any prior Underwritten Offering Request or Demand Notice following receipt of a Stand-Down Notice, then LBHI may, at its election, give written notice of such election to the Company; provided, however, that such rescinded Underwritten Offering Request or Demand Notice shall not be counted as an Underwritten Offering Request or Demand Notice for purposes of the limits in Section 2(a)(ii) and Section 2(b)(i), respectively, without any requirement to reimburse the Company for any related expenses incurred by the Company.

(b)           Demand Registration Rights.  If, at any time while there still remain Registrable Securities, the Company is no longer eligible to use or, notwithstanding its obligations under Section 2(a)(i), otherwise ceases to maintain an effective Shelf Registration Statement, within ten (10) days after LBHI’s written request to Register the resale of a specified amount of the Registrable Securities under the Securities Act (a “Demand Notice”), the Company will file a Registration Statement, on an appropriate form which the Company is then eligible to use, to Register the resale of such Registrable Securities, which Registration Statement will (if specified in LBHI’s notice) contemplate the ability of the LBHI Group to effect an Underwritten Offering in accordance with Section 2(a)(ii) (each such Registration, a “Demand Registration”); provided, however, that LBHI shall not be entitled to request more than two (2) Demand Registrations in any twelve (12) month period.  A request that does not result in an effective Registration Statement under the Securities Act shall not be counted as a utilized request for purposes of the limits in the preceding sentence.  Each Demand Notice will specify the number of Registrable Securities proposed to be offered for sale, the intended method of distribution thereof and the estimated gross proceeds of such Demand Registration, which may not be less than $100 million.  LBHI may change the number of Registrable Securities proposed to be offered pursuant to any Demand Registration at any time prior to the Registration Statement with respect to the Demand Registration being declared effective by the Commission, so long as such change would not reduce the estimated gross proceeds of the Demand Registration to less than $100 million.  The Company shall have the right to satisfy a Demand Notice by filing a Shelf Registration Statement.

(c)           Reserved.

(d)           Effectiveness.  The Company will use its reasonable best efforts to (i) cause any Registration Statement to be declared effective (unless it becomes effective automatically upon filing) as promptly as practicable after the filing thereof with the Commission and (ii) keep such Registration Statement current and effective for a period necessary for the completion of the resale of Registrable Securities Registered thereon.  The Company further agrees to supplement or make amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period referred to in clause (ii) above, including (A) to respond to the comments of the Commission, if any, (B) as may be required by the registration form utilized by the Company for such Registration Statement or by the instructions to such registration form, (C) as may be required by the Securities Act, (D) as may be required in connection with an Underwritten Offering, subject to Section 2(a)(iii), or (E) as may be reasonably requested in writing by LBHI or any Underwriter and reasonably acceptable to the Company, subject to Section 2(a)(iii).  The Company agrees to furnish to the LBHI Group one electronic copy of any such supplement or amendment no later than the time it is first being used or filed with the Commission.

(e)           Choice of Underwriter.  In the event an Underwritten Offering of Registrable Securities involves one or more Underwriters, such Underwriters will be selected by LBHI; provided, that any Underwriter must be approved by the Company, which approval will not be unreasonably withheld.  Any nationally recognized investment banking firm selected by LBHI will be deemed approved by the Company for purposes of the preceding sentence.  The Company shall take such actions as the Underwriters may reasonably request in their efforts to sell Registrable Securities pursuant to such Registration Statement.  LBHI agrees that it will use its commercially reasonable efforts to direct such Underwriters to engage the Company’s existing designated underwriters’ counsel (previously identified by the Company to LBHI) as its underwriters’ counsel with respect to such Underwritten Offering; provided, however, that the deemed consent referred to in the second sentence of this Section 2(e) shall not be affected if, notwithstanding the use by LBHI of its commercially reasonable efforts, such Underwriters fail to so engage the Company’s existing designated underwriters’ counsel.

(f)            LBHI Determinations.  LBHI will be permitted to determine in good faith, matters affecting the structure of Underwritten Offerings undertaken pursuant to Section 2(a)(ii) or Demand Registrations, as applicable, including the price, underwriting discount and other financial terms for the Registrable Securities.

(g)           Ability to Rescind Underwritten Offering Requests and Demand Registrations.  LBHI will be permitted to request the removal of any Registrable Securities held by any LBHI Group Member from any Underwritten Offering Request or Demand Registration at any time prior to the pricing of the Underwritten Offering or the effective date of the applicable Registration Statement, as applicable, by providing written notice thereof to the Company; provided, that LBHI reimburses the Company for all reasonable, out-of-pocket expenses incurred by the Company in connection with such Underwritten Offering Request, Demand Notice or Demand Registration; provided, further, that (x) such Underwritten Offering Request or Demand Registration shall not be counted as a utilized Underwritten Offering Request or Demand Registration, as the case may be, for purposes of the limits in Section 2(a)(ii) (other than clause (z) thereof) and Section 2(b), respectively, and (y) LBHI shall not be entitled to make more than four (4) Underwritten Offering Requests and Demand Registrations in the aggregate, regardless of the combination or sequence thereof, whether or not they result in the pricing of an Underwritten Offering or an effective Registration Statement under the Securities Act, in any twelve (12) month period.

(h)           Piggyback Registration. Subject to Section 2(l), if, at any time while there still remain Registrable Securities, the Company is no longer eligible to use or, notwithstanding its obligations under Section 2(a)(i), otherwise a Shelf Registration Statement registering the Shares for resale is not effective, the Company proposes to file a new registration statement under the Securities Act with respect to an offering of AVB Common Shares for (i) the Company’s own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or with respect to a Company at-the-market offering program (“ATM Program”) or Company dividend reinvestment plans) or (ii) the account of any holder of AVB Common Shares (other than a LBHI Group Member), then the Company shall give written notice of such proposed filing to LBHI as soon as reasonably practicable (but in no event less than ten (10) days before the anticipated filing date of such new registration statement).  Upon a written request, given by LBHI to the Company within five (5)

days after delivery of any such notice by the Company, to include Registrable Securities in such Registration (which request shall specify the number of Registrable Securities proposed to be included in such new registration statement if such registration statement is not a “pay as you go” Automatic Shelf Registration Statement), the Company shall, subject to Section 2(i), include all such requested Registrable Securities in such new registration statement on the same terms and conditions as applicable to the Company’s or such holder’s AVB Common Shares (a “Piggyback Registration”).  Notwithstanding the foregoing, if at any time after giving written notice of such proposed filing and prior to the effective date of such new registration statement, the Company or such holders shall determine for any reason not to proceed with the proposed filing of the new registration statement, then the Company may, at its election, give written notice of such determination to the LBHI Group and, thereupon, will be relieved of its obligation to Register any Registrable Securities in connection with such new registration statement.

(i)            Reduction of Size of Underwritten Offering.  Notwithstanding anything to the contrary contained herein, if the lead Underwriter or Underwriters of an Underwritten Offering advise LBHI and the Company in writing that, in their reasonable opinion the number of AVB Common Shares (including any Registrable Securities) that the Company, the LBHI Group Members and any other Persons intend to dispose of pursuant to any Underwritten Offering is such that the success of any such Underwritten Offering would be materially and adversely affected, including with respect to the price at which the securities can be sold, then such Underwritten Offering shall include only such securities as the Company and LBHI are advised by such lead Underwriter or Underwriters can be sold without such material and adverse effect, in accordance with the following priorities:

(X)          priority in the case of an Underwritten Offering initiated by the Company for its own account which gives rise to a Piggyback Registration pursuant to Section 2(h) will be (A) first, AVB Common Shares proposed to be offered by the Company for its own account, (B) second, pro rata among (1) the Registrable Securities requested to be disposed of pursuant to the Underwritten Offering for the account of the LBHI Group Members pursuant to Section 2(h) and (2) any AVB Common Shares requested to be disposed of for the account of other holders of AVB Common Shares pursuant to rights existing on the date hereof and set forth on Schedule I and (C) third pro rata among any other holders of AVB Common Shares requested to be disposed of, so that the total number of AVB Common Shares to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter or Underwriters, if any; and

(Y)          priority in the case of an Underwritten Offering initiated by holders of AVB Common Shares (other than the LBHI Group Members) which gives rise to a Piggyback Registration pursuant to Section 2(h) will be (A) first, all AVB Common Shares requested to be disposed of for the account of the initiating holder or holders pursuant to rights existing on the date hereof and set forth on Schedule I, (B) second, pro rata among the LBHI Group Members and any other holders of AVB Common Shares requested to be disposed of pursuant to rights existing on the date hereof and set forth on Schedule I, (C) third, pro rata among any other holders of AVB Common Shares requested to be disposed of, and (D)

fourth any AVB Common Shares proposed to be offered by the Company for its own account, so that the total number of AVB Common Shares to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter or Underwriters, if any.

(j)            Expenses of Registration.  Except as otherwise provided in Section 2(g), all Registration Expenses incurred in connection with any Underwritten Offering, any Demand Registration or any Piggyback Registration, or any qualification or compliance pursuant to this Section 2 shall be borne by the Company, and all Selling Expenses shall be borne by the LBHI Group.

(k)           Registration and Underwritten Offering Procedures.  In the case of each Registration or Underwritten Offering, as applicable, effected by the Company pursuant to this Section 2, the Company will keep the LBHI Group advised in writing as to the initiation of each Registration or Underwritten Offering and as to the completion thereof.  At its expense, the Company shall:

(i)            before filing a Registration Statement, the Prospectus, any supplement to the Prospectus and any amendments or supplements to any Issuer Free Writing Prospectus containing information pertaining to the LBHI Group, provide the LBHI Group with the opportunity to reasonably object to any information pertaining to the LBHI Group that is contained therein and the Company shall make the corrections reasonably and timely requested by the LBHI Group with respect to such information prior to filing any such Registration Statement, Prospectus, any amendment or supplement thereto or any amendment or supplement to any Issuer Free Writing Prospectus;

(ii)           as promptly as practicable, prepare and file with the Commission such pre- and post-effective amendments to such Registration Statement, supplements to the Prospectus and such amendments or supplements to any Issuer Free Writing Prospectus as may be (A) reasonably and timely requested by any LBHI Group Member or (B) necessary to keep such Registration Statement effective for the period of time required by this Agreement, and comply with provisions of the applicable securities Laws with respect to the sale or other disposition of all Registrable Securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii)          promptly notify the LBHI Group and the lead Underwriter or Underwriters, if any, and, if requested, confirm such notification in writing and provide copies of the relevant documents, as promptly as reasonably practicable: (A) of the filing or effectiveness, as applicable, of the applicable Registration Statement or any amendment thereto or the applicable Prospectus or Issuer Free Writing Prospectus or any amendment or supplement thereto, (B) of the receipt of any written comments from the Commission or any request by the Commission or any other Governmental Authority for amendments or supplements to such Registration Statement, Prospectus or Issuer Free Writing Prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or any order by the Commission or any other regulatory authority preventing or suspending the use of any Prospectus or any Issuer Free

Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, and (E) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(iv)          promptly notify the LBHI Group and the lead Underwriter or Underwriters, if any: (A) when the Company becomes aware of the occurrence of any event as a result of which the applicable Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of such Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, and (B) when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Issuer Free Writing Prospectus in order to comply with the Securities Act and, in either case, as promptly as practicable thereafter, prepare and file with the Commission, and furnish without charge to the LBHI Group and the lead Underwriter or Underwriters, if any, any amendment or supplement to such Registration Statement, Prospectus or Issuer Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(v)           use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any Prospectus or any Issuer Free Writing Prospectus;

(vi)          deliver to each LBHI Group Member and each Underwriter, if any, without charge, as many copies of the applicable Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto as such LBHI Group Member or Underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto by such LBHI Group Member and Underwriters, if any, in connection with the offering and sale of the Registrable Securities thereby) and such other documents as such LBHI Group Member and each Underwriter, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities by such LBHI Group Member and Underwriters, if any;

(vii)         subject to the terms set forth in Section 2(l), on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or “blue sky” Laws of such jurisdictions in the United States as any LBHI Group Member reasonably (in light of its intended plan of distribution) requests and do any and all other acts and things that may be reasonably necessary or advisable to enable such LBHI Group Member to consummate the disposition of the Registrable Securities owned by such LBHI Group Member pursuant to such Registration Statement; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the Laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state;

(viii)        make such representations and warranties to the LBHI Group and the Underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in underwritten public offerings;

(ix)          enter into such customary agreements (including underwriting and indemnification agreements) and take such other actions as the lead Underwriter, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities;

(x)           use its reasonable best efforts to obtain for delivery to the lead Underwriter, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in form and substance as is customarily given to Underwriters in an underwritten secondary public offering;

(xi)          in the case of an Underwritten Offering, use its reasonable best efforts to obtain for delivery to the Company and the lead Underwriter, if any, a “comfort” letter from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants in an underwritten secondary public offering;

(xii)         cooperate with each LBHI Group Member and the Underwriters, if any, of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xiii)        use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed or quoted on a national securities exchange or trading system and each securities exchange and trading system, if any, on which similar securities issued by the Company are then listed;

(xiv)        cooperate with the LBHI Group and the Underwriters, if any, to facilitate the timely preparation and delivery of certificates, with requisite CUSIP numbers, representing Registrable Securities to be sold and not bearing any restrictive legends;

(xv)         in the case of an Underwritten Offering, ensure that two (2) senior officers of the Company who are reasonably acceptable to LBHI (A) reasonably participate in good faith in the customary “road show” presentations and other customary marketing efforts that may be reasonably requested by the lead Underwriter or Underwriters in any such Underwritten Offering, and (B) take such actions as the lead Underwriter or Underwriters or the LBHI Group may reasonably request in order to expedite or facilitate the sale of Registrable Securities;

(xvi)        use its reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical security instruments into book-entry form in accordance with any procedures reasonably requested by the LBHI Group or any lead Underwriter or Underwriters; and

(xvii)       (A) make available for inspection by LBHI if the LBHI Group Members are collectively selling at least five percent (5%) of the Registrable Securities included in such Registration, the lead Underwriter or Underwriters, if any, and any attorneys or accountants retained by the LBHI Group or the lead Underwriter or Underwriters, at the offices where normally kept, during reasonable business hours, financial and other records and pertinent corporate documents of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, (B) cause the officers, directors and employees of the Company to supply all information in each case reasonably requested by any such representative, lead Underwriter, attorney or accountant in connection with such Registration Statement, and (C) make the Company’s independent certified public accountants available for any such lead Underwriter’s or Underwriters’ due diligence if so requested by counsel to the Underwriters or LBHI; provided, however, that the Company shall not be required to provide any information pursuant to this section if (1) the Company believes in good faith based on the advice of counsel that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information, (2) the Company has requested and been granted from the Commission confidential treatment of such information or (3) any such information is identified by the Company as being confidential or proprietary, unless, with respect to clause (2) or (3) of this sentence, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information and shall sign customary confidentiality agreements reasonably requested by the Company prior to the receipt of such information; and provided, further that, the foregoing inspection and information gathering shall be conducted in such a way as not to materially disrupt the Company’s conduct of its business, and such inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the parties entitled thereto by one counsel designated by and on behalf of such parties.

(l)            Right to Defer Registration.

(i)            Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing prior written notice to LBHI, to require the LBHI Group Members to suspend the use of the Shelf Registration Statement and the Prospectus included therein for resales of Registrable Securities pursuant to Section 2(a) or Section 2(b) or to postpone the filing or suspend the use of any Registration Statement pursuant to Section 2(a), Section 2(b) or Section 2(h) for a reasonable period of time not to exceed forty-five (45) consecutive days (a “Black-Out Period”) if the chief executive officer or chief financial officer of the Company determines in his or her good faith judgment that it would be materially detrimental to the Company and/or its securityholders not to defer the filing, or not to suspend the use by LBHI Group, of a Registration Statement or Prospectus by reason of: (A) the Company being in possession of material non-public information, so long as the chief executive officer or chief financial officer of the Company determines in good faith that the disclosure of such information during the period specified in such notice would be required to be disclosed and that such disclosure would be materially detrimental to the Company and/or its securityholders, (B) a contemplated financing, acquisition, disposition, corporate reorganization, merger, or other similar transaction or other material event or circumstance affecting the Company or its securities, so long as the chief executive officer or chief financial officer of the Company determines in good faith that the disclosure of such transaction, event or circumstance at such time would be required to be disclosed and that such disclosure would be materially detrimental to the Company and/or its securityholders, or (C) a requirement to include pro forma or other information, which requirement the Company is reasonably unable to comply with at such time; provided, that the Company shall not be permitted to (x) require the LBHI Group Members to suspend the use of such Prospectus or (y) postpone the filing, or suspend the use, of such Registration Statement pursuant to this Section 2(l), for more than ninety (90) days, in the aggregate, in any twelve (12) month period.  For the avoidance of doubt, the Company shall not be permitted to require the LBHI Group Members to suspend the use of such Prospectus or postpone the filing, or suspend the use, of such Registration Statement pursuant to this Section 2(l) unless the purpose of invoking the Company’s rights under this Section 2(l) is separate from, and not related to, the Company’s desire or intent to give precedence or confer an advantage (in terms of timing or otherwise) to an Underwritten Offering that the Company might wish to effect, or which it might be contemplating, for its own account or for the account of a holder of AVB Common Shares other than the LBHI Group in connection with an Underwritten Offering of Registrable Securities sought to be effected by LBHI on behalf of the LBHI Group.  If, for any reason, the Company files a Registration Statement or, subject to Section 2(a)(iii), commences an Underwritten Offering (on its own behalf or on behalf of a holder of AVB Common Shares) during the Black-Out Period, (1) the Black-Out Period shall immediately cease and no Black-Out Period shall be re-instituted for so long as the Company or another holder of AVB Shares is permitted to sell AVB Common Shares under such Registration Statement or such Underwritten Offering is ongoing, (2) the LBHI Group shall be permitted to resume the use of any effective Shelf Registration Statement for resales of Registrable Securities or to recommence an Underwritten Offering pursuant to a Demand Registration, (3) the obligation of the Company to file a Shelf Registration Statement pursuant to Section 2(a)(i), or to effect any Underwritten Offering pursuant to Section 2(a)(ii) (subject to Section 2(a)(iii)), or any Demand Registration pursuant to Section 2(b)(i), shall immediately recommence, and (4) the LBHI Group shall be permitted to participate pursuant to Section 2(h) in a new Registration Statement filed by the Company during the Black-Out Period pursuant to Section 2(h).  Notwithstanding anything to the contrary contained herein, if LBHI determines to rescind any prior Underwritten Offering Request or Demand Notice following receipt of a notice from the Company pursuant to this Section 2(l), then LBHI may, at its election, give written notice of such election to the Company; provided, however, that such rescinded Underwritten Offering Request or Demand Notice shall not be counted as an Underwritten Offering Request or Demand Notice for purposes of the limits in Section 2(a)(ii) and Section 2(b)(i), respectively, without any requirement to reimburse the Company for any related expenses incurred by the Company.

(ii)           In the event of any suspension pursuant to this Section 2(l), the Company shall use its reasonable best efforts to keep LBHI Group apprised of the estimated length of the anticipated delay and such information shall be kept confidential and used by the LBHI Group solely for purposes of planning in connection with the exercise of its rights hereunder.  The Company will notify the LBHI Group promptly upon the termination of the Black-Out Period.  Upon notice by the Company to the LBHI Group of any determination to commence a Black-Out Period, the LBHI Group Members shall, except as required by applicable Law, including any disclosure obligations under Section 13 of the Exchange Act, keep the fact of any such Black-Out Period strictly confidential, and during any Black-Out Period, promptly halt any offer, sale, trading or transfer of any AVB Common Shares for the duration of the Black-Out Period under the applicable Registration Statement or Shelf Registration Statement until the Company has provided notice to the LBHI Group that the Black-Out Period has been terminated.

(iii)          After the expiration of any Black-Out Period and without any further request from any member of the LBHI Group, the Company shall as promptly as reasonably practicable prepare a Registration Statement or post-effective amendment or supplement to the applicable Shelf Registration Statement or Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include a material misstatement or omission or be not effective and useable for resale of Registrable Securities.

(m)          Obligations of the Members of the LBHI Group.

(i)            Each LBHI Group Member shall furnish to the Company such information regarding such LBHI Group Member and its partners and members, and the distribution proposed by such LBHI Group Member, as the Company may reasonably request and as shall be reasonably requested in connection with any Registration, qualification or compliance referred to in this Section 2.

(ii)           In the event that, either immediately prior to or subsequent to the effectiveness of any Registration Statement, any LBHI Group Member shall distribute Registrable Securities to its stockholders, partners or members, such LBHI Group Member shall so advise the Company and provide such information as shall be necessary or advisable to permit an amendment to such Registration Statement or supplement to any Prospectus to provide information with respect to such stockholders, partners or members, in their capacity as selling security holders.  As soon as reasonably practicable following receipt of such information, the Company shall file an appropriate amendment to such Registration Statement or supplement to any Prospectus reflecting the information so provided.  Any incremental expense to the Company resulting from such amendment shall be borne by such LBHI Group Member.

(n)           Rule 144.  With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without Registration, the Company agrees to use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements (or, if the Company is not required to file such reports, it will, upon the reasonable request of LBHI, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144 under the Securities Act).

(o)           Termination.  Notwithstanding anything herein to the contrary, this Agreement, other than Section 4 and Section 5, shall terminate and cease to be available as to any securities held by a LBHI Group Member upon the earlier of (i) the fifth (5th) anniversary of the date of the Initial Closing and (ii) such time as the LBHI Group Members collectively hold Shares having an aggregate fair market value for any consecutive ten (10)  trading-day period (measured by the average daily closing price per share of the AVB Common Shares during such ten (10) trading-day period) of less than $250 million (the “Termination Date”).

SECTION 3.  LOCK-UP AGREEMENTS

(a)           Obligations of the Company.  The Company agrees that, if requested by the lead Underwriter or Underwriters in any Underwritten Offering of Registrable Securities contemplated by this Agreement, it will enter into (and will use its reasonable best efforts to cause each of its directors and executive officers to enter into) a customary “lock-up” agreement pursuant to which the Company (or such director or executive officer) will agree not to, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any AVB Common Shares or securities convertible into or exchangeable or exercisable for AVB Common Shares for a period of thirty (30) days (or such shorter period to which the LBHI Group is subject) from the pricing date of such Underwritten Offering; provided, however, that (i) any such “lock-up” agreement shall not prohibit or in any way restrict the Company from, directly or indirectly, selling, offering to sell, granting any option for the sale of, or otherwise disposing of (A) any Qualifying Employee Stock (or otherwise maintaining its employee benefits plans in the ordinary course of business) or (B) AVB Common Shares upon the redemption or exchange of any securities redeemable or exchangeable for AVB Common Shares (including the redemption of any units of Upper Falls Limited Partnership), (ii) any restrictions on the Company’s ability to file registration statements with the SEC shall not apply to the filing and effectiveness of any amendments to the Company’s existing resale registration statements or the addition of any subsidiary guarantor registrants thereto, as applicable, any shelf registration statements relating to existing employee or director compensation-related plans or distribution reinvestment plans, or a new universal shelf registration statement, provided that the securities registered under such new universal shelf registration statement shall remain subject to the lockup provisions; (iii) any restrictions on the ability of Affiliates of the Company to enter into transactions relating to the Company’s securities shall not apply to (A) transfers by gift, will or intestacy so long as the transferee delivers a similar lock-up, (B) transfers or sales pursuant to contracts, instructions or plans to transfer AVB Common Shares pursuant to Rule 10b5-1 existing on the date of the applicable underwriting agreement, or the amendment or replacement of any such contract, instruction or plan so long as the number of AVB Common Shares subject thereto is not increased, and the exercise of options in connection therewith, and (C) the withholding of securities to pay taxes upon the vesting of certain equity awards granted by the Company.

(b)           Obligations of LBHI.  During the period beginning on the date of this Agreement and ending on the Termination Date, if requested by the lead Underwriter or lead Underwriters in any Underwritten Offering effected by the Company (other than on behalf of the LBHI Group) in which any LBHI Group Member participates as a selling holder, so long as the LBHI Group Members collectively beneficially own in excess of five percent (5%) of the AVB Common Shares outstanding, LBHI, on behalf of the LBHI Group, will enter into a customary “lock-up” agreement providing that they will not sell, grant any option for the sale of, or otherwise dispose of any AVB Common Shares outside of such public offering for a period of thirty (30) days (or such shorter period to which the Company is subject (without regard to clause (i) of the proviso contained in Section (3)(a))) from the pricing date of such Underwritten Offering.

SECTION 4.  INDEMNIFICATION

(a)           Indemnification by the Company.  With respect to each Underwritten Offering or Registration which has been effected pursuant to Section 2, the Company agrees to indemnify and hold harmless, to the fullest extent permitted by Law, (i) each of the LBHI Group Members and each of their respective officers, directors, limited or general partners and members, (ii) each member, limited or general partner of each such member, limited or general partner, (iii) each of their respective Affiliates, officers, directors, stockholders, employees, advisors, and agents, and (iv) each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons, against any and all claims, losses, damages, penalties, judgments, suits, costs, liabilities and expenses (or actions in respect thereof) (collectively, the “Losses”) arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement (including any Prospectus or Issuer Free Writing Prospectus) or any other document incorporated by reference therein, (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made), or (C) any violation by the Company of the Securities Act, the Exchange Act or any state securities or “blue sky” Laws applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance, and will reimburse each of the Persons listed above, for any reasonable and documented out-of-pocket legal and any other expenses reasonably incurred in connection with investigating and defending any such Losses; provided, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based on any untrue statement or omission based upon written information furnished to the Company by the LBHI Group or any Underwriter and stated to be specifically for use in such Registration Statement, Prospectus or Issuer Free Writing Prospectus.

(b)           Indemnification by the LBHI Group.  In connection with a Registration Statement in which any LBHI Group Member participates, each of the LBHI Group Members agrees, jointly and severally, to indemnify and hold harmless, to the fullest extent permitted by Law, (i) the Company, each of its directors, officers and employees, (ii) each of their respective Affiliates, employees, advisors and agents, and (iii) each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act), against any and all Losses arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement (including any Prospectus or Issuer Free Writing Prospectus) or any other document incorporated by reference therein made by such LBHI Group Member or (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such LBHI Group Member therein not misleading (in the case of any Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made), and will reimburse the Persons listed above for any reasonable and documented legal or any other expenses reasonably incurred in connection with investigating or defending any such Losses, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in reliance upon and in conformity with written information furnished to the Company by such LBHI Group Member and stated to be specifically for use in such Registration Statement, Prospectus or Issuer Free Writing Prospectus, provided, however, that the obligations of each of the LBHI Group Members hereunder shall be limited to an amount equal to the net proceeds

(after giving effect to any underwriters discounts and commissions)  it receives in the disposition of any Registrable Securities.

(c)           Conduct of the Indemnification Proceedings.  Each Person entitled to indemnification under this Section 4 (the “Indemnified Party”) shall give notice to the Person required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such Indemnified Party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party); and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4 unless the Indemnifying Party is actually and materially prejudiced thereby.  It is understood and agreed that the Indemnifying Party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate legal counsel for all Indemnified Parties; provided, however, that where the failure to be provided separate legal counsel would be reasonably likely to result in a conflict of interest on the part of such legal counsel for all Indemnified Parties, separate counsel shall be appointed for the Indemnified Parties to the extent needed to alleviate such potential conflict of interest.  No Indemnifying Party, in the defense of any such claim or litigation shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d)           If the indemnification provided for in this Section 4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Losses, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other, in connection with the statements or omissions (or alleged statements or omissions) which resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and such parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that the obligations of each of the LBHI Group Members shall be limited to an amount equal to the net proceeds (after giving effect to any underwriters discounts and commissions) it receives in such Registration; and

provided, further, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)           Subject to the limitations on the LBHI Group’s liability set forth in Section 4(b) and Section 4(d), the remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at Law or equity.  The remedies shall remain in full force and effect regardless of any investigation made by or on behalf of the LBHI Group or any Indemnified Party and survive the transfer of such securities by the LBHI Group and the termination of the registration rights set forth in Section 2.

SECTION 5.  MISCELLANEOUS

(a)           Adjustments.  References to the Shares contained herein will be deemed adjusted or modified to account for any reclassification, exchange, substitution, combination, stock split or reverse stock split of AVB Common Shares.

(b)           Governing Law; Jurisdiction.

(i)            This Agreement shall be construed, performed and enforced in accordance with the laws of the State of New York (without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction).

(ii)           The Parties agree that any suit, action or other proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any state or federal court located in the State of New York, and each of the Parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or other proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or other proceeding in any such court or that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or other proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 5(c) shall be deemed effective service of process on such Party.

(c)           Notices.  All notices, consents and other communications hereunder shall be in writing (including facsimile, electronic mail or similar writing) and shall be deemed to have been duly given (i) when delivered by hand or by Federal Express or a similar overnight courier to (or if that day is not a Business Day, or if delivered after 5:00 p.m., New York, New York time on a Business Day, on the first following day that is a Business Day), (ii) five (5) days after being deposited in any United States Post Office enclosed in a postage prepaid, registered or certified envelope addressed to, (iii) when successfully transmitted by facsimile (with a confirming copy of such communication to be sent as provided in clauses (i) or (ii) above) or

(iv) upon confirmation of receipt when transmitted by electronic mail (with a confirming copy of such communication to be sent as provided in clauses (i) or (ii) above) to, the Party for whom intended, at the address or facsimile number for such Party set forth below (or to such other address or facsimile number and with such other copies, as such Party may hereafter specify for the purpose by notice to the other Party):

if to the Company, to:

AvalonBay Communities, Inc.

Ballston Tower

671 N. Glebe Road, Suite 800

Arlington, VA 22203

Facsimile No.: (703) 329-4830
E-mail address: ted_schulman@avalonbay.com
Attention: Edward M. Schulman, Executive Vice President — General Counsel and Secretary

with copies (which shall not constitute notice) to:

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, MA 02109

Facsimile No.: (617) 523-1231
E-mail address: jhaggerty@goodwinprocter.com

Attention: John T. Haggerty

if to the LBHI Group, to:

c/o Lehman Brothers Holdings Inc.
1271 Avenue of the Americas
New York, New York 10020
Facsimile No.: (646) 834-4340
E-mail address: doug.sesler@lehmanholdings.com

Attention:                                         Douglas Sesler

with copies (which shall not constitute notice) to:

Weil Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Facsimile No.: (212) 310-8007
E-mail address:            michael.bond@weil.com

raymond.gietz@weil.com

Attention:                                         W. Michael Bond, Esq.

Raymond O. Gietz, Esq.

(d)                                 Successors and Assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, delegated or otherwise transferred by any Party (whether by operation of Law or otherwise) without the prior written consent of the other Parties; provided, however, that the rights and obligations hereunder of a LBHI Group Member may be assigned, in whole or in part, to any Person who acquires such Registrable Securities (provided, that any such rights and obligations may be assigned solely with respect to such Registrable Securities) (each such Person, a “Permitted Assignee”).  Any assignment pursuant to this Section 5(d) shall be effective and any Person shall become a Permitted Assignee only upon receipt by the Company of (A) a written notice from LBHI stating the name and address of the transferee and identifying the number of shares of Registrable Securities with respect to which the rights under this Agreement are being transferred and, if fewer than all of the rights attributable to a LBHI Group Member hereunder are to be so transferred, the nature of the rights so transferred and (B) a written instrument by which the transferee agrees to be bound by all of the terms and conditions applicable to a holder of such Registrable Securities, including, without limitation, pursuant to this Agreement.  Any attempted assignment, delegation or transfer in violation of this Section 5(d) shall be null and void.

(e)                                  Additional Shareholders.  The parties hereto acknowledge that certain Persons may become shareholders of the Company and the Company may grant such Persons registration rights with respect to the AVB Common Shares issued to such Persons; provided, however, that such registration rights do not conflict with, and do not impair the registration rights granted to the LBHI Group hereunder.

(f)                                   Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the Parties in respect of the transactions contemplated by this Agreement and supersedes all prior discussions, negotiations, agreements, arrangements and understandings, whether oral or written, relating to the subject matter hereof and thereof.  There are no warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement.

(g)                                  Amendments and Waivers.

(i)                                     Any provision of this Agreement may be amended or modified only by a written instrument signed by all of the Parties hereto and any such amendment shall apply to all holders of Registrable Securities and all of their Registrable Securities; provided, that notwithstanding the foregoing, additional Persons may become party hereto upon an assignment of rights and obligations hereunder pursuant to Section 5(d); and provided, further, that other than as set forth in Section 5(d), the Company may not add additional parties hereto without the consent of LBHI.

(ii)                                  No waiver hereunder shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the waiver is sought.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other tune.  Any valid or binding waiver of the observance of any term of this Agreement shall apply to all holders of Registrable Securities and all of their Registrable Securities only if made by LBHI.  Neither the waiver by any of the Parties of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.  Except as otherwise provided herein, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.

(h)                                 Specific Performance.  The Parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that each of the Parties shall be entitled to specific performance of the terms hereof pursuant to this Section 4(h), in addition to any other remedy at Law or in equity.  It is accordingly agreed that the Company or any holder of Registrable Securities shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by the other Parties and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at Law or in equity, without the necessity of posting bonds or other undertaking in connection therewith.  Any requirements for the securing or posting of any bond with such remedy are hereby waived.

(i)                                     WAIVER OF JURY TRIAL.

(i)                                     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR CLAIM WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY

LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 5(i)(i)) AND EXECUTED BY EACH OF THE PARTIES HERETO).  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER AGREEMENTS OR DOCUMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of the transactions contemplated by this Agreement, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(ii)                                  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(i).

(j)                                    No Conflicting Agreements.  The Company represents and warrants to LBHI that it is not currently a party to any agreement which conflicts with or impairs the rights granted to the LBHI Group by this Agreement.

(k)                                 Binding Effect.  This Agreement will be binding upon, inure solely to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns.

(l)                                     Interpretation of this Agreement.  As used in this Agreement and required by the context, the singular shall be deemed to include the plural and the plural shall be deemed to include the singular; all genders shall be deemed to include all other genders; words importing persons shall include partnerships, corporations and other entities; when reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section or Schedule of this Agreement unless otherwise indicated; and the terms “herein,” “hereof’ and “hereunder” or other similar terms, refer to this Agreement as a whole and not only to the particular sentence, subsection or section in which any such term may be employed.  Whenever in this Agreement the word “including” is used, it shall be deemed to be for purposes of identifying only one or more of the possible alternatives, and the entire provision in which such word appears shall be read as if the phrase “including without limitation” were actually used in the text.  The section headings herein are for convenience only and shall not affect the construction hereof.  Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.  Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or”.  With regard to each and every term and condition of this Agreement, the Parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the Parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which Party actually prepared, drafted or requested any term or condition of this Agreement.

(m)                             Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, such term, provision, covenant or restriction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party.  Upon such determination, the Parties shall use their commercially reasonable efforts to negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement shall be consummated as originally contemplated to the fullest extent possible.

(n)                                 Counterparts.  This Agreement may be executed and delivered in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. It is the express intent of the Parties to be bound by the exchange of signatures on this Agreement via facsimile or electronic mail via the portable document format (PDF).  A facsimile or other copy of a signature shall be deemed an original.  This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by all of the other Parties hereto.  Until and unless each Party has received a counterpart hereof signed by the other Parties hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

(o)                                 Third Parties.  Except as otherwise expressly provided herein, no provision of this Agreement is intended or shall confer on any Person, other than the Parties (and their successors and permitted assigns), any rights under this Agreement and no other Person shall be entitled to rely thereon.

(p)                                 Further Assurances.  The parties hereto will do such further acts and things necessary to assure that the terms of this Agreement are carried out and observed.

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IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first set forth above.

AVALONBAY COMMUNITIES, INC.

By:
Name:
Title:

LEHMAN BROTHERS HOLDINGS INC.

By:
Name:
Title:

AVALONBAY COMMUNITIES, INC. REGISTRATION RIGHTS AGREEMENT